Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings


Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares 10+ Year Credit Bond ETF (ISHLCRD)
Multimanager Core Bond Portfolio (AXA-VIP)
AZL Enhanced Bond Index Fund (AZ-CORE)
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock Core Bond Portfolio (BR-CORE)
BlackRock Multi-Asset Income - Global IG Corporates (BR-
INC-IGD)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-
BF)
BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
Metropolitan Series Fund, Inc.- BlackRock Bond Income
Portfolio (MET-BI)
Master Total Return Portfolio of Master Bond LLC (MF-BOND)
Advanced Series Trust - AST BlackRock/Loomis Sayles Bond
Portfolio (SMF_PRUTR)

The Offering
Key Characteristics (Complete ALL Fields)

Date of Offering Commencement:
                                           01-26-2015
Security Type:
                                           BND/CORP

Issuer
                                           Union Pacific Corporation (2055)
Selling Underwriter
Credit Suisse Securities (USA) LLC
Affiliated Underwriter(s)
                                           [X] PNC Capital Markets LLC
                                           [ [ Other:
List of Underwriter(s)
Barclays Capital Inc., Citigroup Global
Markets Inc., Credit Suisse Securities
(USA) LLC, Morgan Stanley & Co. LLC, J.P.
Morgan Securities LLC, Merrill Lynch,
Pierce, Fenner & Smith Incorporated, Wells
Fargo Securities, LLC, Mitsubishi UFJ
Securities (USA), Inc., SunTrust Robinson
Humphrey, Inc., U.S. Bancorp Investments,
Inc., BNY Mellon Capital Markets, LLC,
Loop Capital Markets LLC, Mizuho
Securities USA Inc., PNC Capital Markets
LLC

Transaction Details
Date of Purchase
                                           01-26-2015

Purchase Price/Share(per share / % of par)
                                           $99.576
Total Commission, Spread or Profit
                                           0.875%

1. Aggregate Principal Amount Purchased (a+b)
                                           $23,000,000
a. US Registered Funds
(Appendix attached with individual Fund/Client purchase)
                                           $2,010,000
b. Other BlackRock Clients
                                           $20,990,000
2. Aggregate Principal Amount of Offering
                                           $450,000,000
Fund Ratio  [Divide Sum of #1 by #2] Must be less than 0.25
                                           0.05111

Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[X] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
                                           [X] YES
                                           [ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
                                           [X] YES
                                           [ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.

Completed by:
                                           Dillip Behera
                                           Global Syndicate Team Member

Date:
                                           01-28-2015

Approved by:
                                           Steven DeLaura
                                           Global Syndicate Team Member

Date:
                                           01-28-2015